                                                                     Exhibit 4.2

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                             UNIPHY HEALTHCARE, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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

                                TABLE OF CONTENTS

                                                                                             PAGE
1.       General.............................................................................  2
         1.1.     Definitions................................................................  2

2.       Registration; Restrictions on Transfer..............................................  3
         2.1.     Restrictions on Transfer...................................................  3
         2.2.     Demand Registration........................................................  4
         2.3.     Piggyback Registrations....................................................  6
         2.4.     Form S-3 Registration......................................................  8
         2.5.     Expenses of Registration...................................................  9
         2.6.     Obligations of the Company.................................................  9
         2.7.     Termination of Registration Rights......................................... 10
         2.8.     Delay of Registration; Furnishing Information.............................. 11
         2.9.     Indemnification............................................................ 11
         2.10.    Assignment of Registration Rights.......................................... 14
         2.11.    Amendment of Registration Rights........................................... 14
         2.12.    Limitation on Subsequent Registration Rights............................... 14
         2.13.    Market Stand-Off Agreement................................................. 14
         2.14.    Rule 144 Reporting......................................................... 15

3.       Covenants of the Company............................................................ 15
         3.1.     Basic Financial Information and Reporting.................................. 15
         3.2.     Inspection Rights.......................................................... 16
         3.3.     Stock Vesting.............................................................. 17
         3.4.     Real Property Holding Corporation.......................................... 17
         3.5.     Conduct of Business........................................................ 17
         3.6.     Independent Auditor........................................................ 17
         3.7.     Observer Rights............................................................ 17
         3.8.     ERISA Plan................................................................. 18
         3.9.     Merger, Consolidation or Reorganization.................................... 18
         3.10.    Termination of Covenants................................................... 18

4.       Anti-Dilution Rights and Rights of First Refusal.................................... 18
         4.1.     Issuance of Additional Shares on Certain Dilutive Issues................... 18
                  4.1.1    Definitions....................................................... 18
                  4.1.2    Issuance of Options and Convertible Securities.................... 19
                  4.1.3    Issuance of Additional Shares of Common Stock to
                           Anti-Dilution Investors Upon Issuance of Additional
                           Shares of Common Stock............................................ 19
                  4.1.4    Determination of Consideration.................................... 20
                  4.1.5    Notice of and Certificates Representing Issuance of
                           Additional Shares................................................. 20

                  4.1.6    No Fractional Shares.............................................. 21
         4.2.     Right of First Refusal..................................................... 21
                  4.2.1.   Subsequent Offerings.............................................. 21
                  4.2.2    Exercise of Rights................................................ 21
                  4.2.3    Issuance of Equity Securities to Other Persons.................... 21
         4.3.     Termination of Anti-Dilution Rights and Rights of First Refusal............ 22
         4.4.     Transfer of Anti-Dilution Rights and Rights of First Refusal............... 22
         4.5.     Excluded Securities........................................................ 22
         4.6.     Excluded Transaction....................................................... 23

5.       Termination of ARC Amended and Restated Shareholders Agreement...................... 23

6.       Miscellaneous....................................................................... 23
         6.1.     Governing Law.............................................................. 23
         6.2.     Survival................................................................... 23
         6.3.     Successors and Assigns..................................................... 23
         6.4.     Severability............................................................... 24
         6.5.     Amendment and Waiver....................................................... 24
         6.6.     Delays or Omissions........................................................ 25
         6.7.     Notices.................................................................... 25
         6.8.     Attorneys' Fees............................................................ 25
         6.9.     Titles and Subtitles....................................................... 25
         6.10.    Pronouns................................................................... 26
         6.11.    Counterparts............................................................... 26
         6.12.    Entire Agreement........................................................... 26

EXHIBIT A                  SCHEDULE OF INVESTORS

                             UNIPHY HEALTHCARE, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Amended and Restated Agreement") is entered into as of the ____ day of June 1999, by and among UNIPHY HEALTHCARE, INC., a Tennessee corporation (the "Company"), those Persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually an "Investor") and AMBULATORY RESOURCE CENTRES, INC., a Tennessee corporation ("ARC") (solely for the purpose Section 5 hereto).

                                    RECITALS

         WHEREAS, those Investors so identified on Exhibit A attached hereto are common shareholders of the Company who either (1) formerly held shares of preferred stock of the Company (the "UniPhy Preferred Shareholders") or (2) are key employees of the Company who received founders common stock of the Company (the "UniPhy Founders"), and who are parties to the Investors' Rights Agreement, dated April 16, 1998 (the "Investors' Rights Agreement"); and

         WHEREAS, those Investors so identified on Exhibit A attached hereto are current key shareholders (the "ARC Key Shareholders") of Ambulatory Resource Centres, Inc., a Tennessee corporation ("ARC"), who following the Merger (as defined below) will become common shareholders of the Company; and

         WHEREAS, the Company, UniPhy Acquisition Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company ("UniPhy Sub"), and ARC are parties to an Agreement and Plan of Merger, dated June 8, 1999 (the "Merger Agreement"), whereby UniPhy Sub shall merge with and into ARC, each outstanding share of common stock of ARC shall be converted into the right to receive 6.54 shares of common stock of the Company and ARC shall become a wholly-owned subsidiary of the Company (the "Merger"); and

         WHEREAS, it is a condition to the closing of the Merger pursuant to the Merger Agreement that each of the parties hereto enter into this Amended and Restated Agreement; and

         WHEREAS, each of the parties hereto shall receive a substantial benefit from the closing of the Merger; and

         WHEREAS, the UniPhy Preferred Shareholders and the UniPhy Founders desire to amend and restate and to supersede in its entirety the Investors' Rights Agreement in the manner set forth herein; and

         WHEREAS, ARC and the ARC Key Shareholders desire to terminate the Amended and Restated Shareholders Agreement of ARC, dated September 1998 (the "ARC Amended and Restated Shareholders Agreement") and to join and be entitled to the rights and subject to the obligations provided in the Investors' Rights Agreement, as amended and restated in this Amended and Restated Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amended and Restated Agreement and in the Merger Agreement, the parties mutually agree as follows:

1.       General.

         1.1. Definitions. As used in this Amended and Restated Agreement the following terms shall have the following respective meanings:

                  "Common Stock" means the common stock, no par value, of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Initial Offering" means the closing of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act (as defined below) at a price per share of not less than $7.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares effected after the date of this Amended and Restated Agreement) and gross proceeds of not less than $20,000,000.

                  "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" means (i) Common Stock of the Company held by the Investors; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Amended and Restated Agreement are not assigned.

                  "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Common Stock that are Registrable Securities and either (l) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

                  "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

2.       Registration; Restrictions on Transfer.

         2.1.     Restrictions on Transfer.

                  (a) Each Investor agrees not to make any disposition of all or any portion of the Registrable Securities held by him unless and until:

                           (i)      There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)     Such Investor shall have notified the
Company of the proposed disposition, and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (b) Notwithstanding the provisions of paragraphs a(i) and a(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer that would not commence a new holding period under Rule 144(d) where such transfer is made by an Investor which is (i) a partnership to its partners or former partners in accordance with partnership interests, (ii) a corporation either (A) to its shareholders in accordance with their interest in the corporation if such corporation is closely-held or (B) to its affiliate (as defined in Rule 405 promulgated under the Securities Act), (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (iv) to the Investor's family member or trust for the benefit of an individual Investor, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Investor hereunder.

                  (c) Each certificate representing the Registrable Securities shall (unless otherwise permitted by the provisions of this Amended and Restated Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required by the Company's Bylaws under applicable state securities laws or as provided elsewhere in this Amended and Restated Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT
                  OF 1933 (THE "ACT") AND MAY NOT BE
                  OFFERED, SOLD OR OTHERWISE TRANSFERRED,
                  ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS
                  AND UNTIL REGISTERED UNDER THE ACT OR
                  UNLESS THE COMPANY HAS RECEIVED AN OPINION
                  OF COUNSEL SATISFACTORY TO THE COMPANY AND
                  ITS COUNSEL THAT SUCH REGISTRATION IS NOT
                  REQUIRED.


                  (d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2.     Demand Registration.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive at any time a written request from any UniPhy Preferred Shareholders or ARC Key Shareholders (for purposes of this Section 2.2, the "Demand Registration Investors") holding ten percent (10%) or more of the Registrable Securities then outstanding which are held by the Demand Registration

Investors (the "Initiating Investors") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public of not less than $1,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all of the Demand Registration Investors, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Demand Registration Investors (for purposes of this Section 2.2, the "Demand Registration Investors") request to be registered.

                  (b) If the Initiating Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Demand Registration Investor to include his Registrable Securities in such registration shall be conditioned upon such Demand Registration Investor's participation in such underwriting and the inclusion of such Demand Registration Investor's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Investors and such Demand Registration Investor) to the extent provided herein. All Demand Registration Investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Investors (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Demand Registration Investors holding Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Demand Registration Investors on a pro rata basis based on the number of Registrable Securities held by all such Demand Registration Investors (including the Initiating Investors). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2 with respect to the Registrable
Securities:

                           (i)      prior to an Initial Offering; or

                           (ii)     after the Company has effected two (2)
registration pursuant to this Section 2.2.

                  (d) The Company shall not be required to effect a registration pursuant to this Section 2.2 with respect to any Registrable
Securities:

                           (i)      if within thirty (30) days of receipt of a
written request from Initiating Investors pursuant to Section 2.2(a), the Company gives notice to the Demand Registration Investors of the Company's intention to make its Initial Offering within ninety (90) days; or

                           (ii)     if the Company shall furnish to Demand
Registration Investors requesting a registration statement pursuant to this
Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Investors; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

         2.3. Piggyback Registrations. The Company shall notify all Investors in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to primary and secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Investors an opportunity to include in such registration statement all or part of such Registrable Securities held by such Investor. Each Investor desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If an Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Investors. In such event, the right of any such Investor to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Amended and Restated Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows:

                           (i)      In the case of the Initial Offering, no such
reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Investors included in the registration be reduced below fifteen percent (15%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Investors may be excluded and in no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Investors without the written consent of Investors holding not less than seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and seventy-five percent (75%) of the Registrable Securities by the UniPhy Founders proposed to be sold in the offering.

                           (ii)     In the case of an underwritten primary
registration on behalf of the Company, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the UniPhy Preferred Shareholders and the ARC Key Shareholders on a pro rata basis based on the total number of Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders; third, to the UniPhy Founders on a pro rata basis based on the total number of Registrable Securities held by the UniPhy Founders; and fourth, to any shareholder of the Company (other than an Investor) on a pro rata basis;

                           (iii)    In the case of an underwritten secondary
registration demanded by the Initiating Investors in accordance with Section 2.2, the number of shares that may be included in the underwriting shall be allocated, first, to all participating Demand Registration Investors on a pro rata basis based on the total number of Registrable Securities held by the participating Demand Registration Investors; second, to any shareholder of the Company (other than a Demand Registration Investor) on a pro rata basis; and

                  (b)      Right to Terminate Registration. Except as limited by
Section 2.2., the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

         2.4. Form S-3 Registration. In case the Company shall receive from any Investor or Investors a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Investor or Investors, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Investors; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investor's or Investors' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (i)      if Form S-3 (or any successor or similar
form) is not available for such offering by the Investors, or

                           (ii)     if the Investors, together with the holders
of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $ 1,000,000, or

                           (iii)    if the Company shall furnish to the
Investors a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Investor or Investors under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                           (iv)     in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investors.

         2.5. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or
Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Investors unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Investors were not aware at the time of such request or (b) with regard to a request under Section 2.2, the Investors holding a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Investors. If the Investors are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Investors shall not forfeit their rights pursuant to
Section 2.2 or Section 2.4 to a demand registration.

         2.6. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Investors of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Investor or Investors have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities Stock owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor holding Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Investor covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of a majority of the Investors participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Investors requesting registration, addressed to the underwriters, if any, and to the Investors requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Investors requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Investors requesting registration of Registrable Securities.

         2.7. Termination of Registration Rights. All registration rights granted to an Investor under this Section 2 shall terminate and be of no further force and effect upon the earlier of (i) seven (7) years following the closing of the Initial Offering or (ii) such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144(k) during any ninety (90) day period.

         2.8.     Delay of Registration; Furnishing Information.

                  (a) No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection (b) of each such Section, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

         2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the partners, officers, directors and legal counsel of each Investor, any underwriter (as defined in the Securities
Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Investor, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, partner, officer, director, underwriter or controlling person of such Investor.

                  (b) To the extent permitted by law, each Investor will, if Registrable Securities held by such Investor are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Investor selling securities under such registration statement or any of such other Investor's partners, directors or officers or any person who controls such Investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Investor, or partner, director, officer or controlling person of such other Investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor under an instrument duly executed by such Investor and stated to be specifically for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Investor, or partner, officer, director or controlling person of such other Investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Investor.

                  (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                  (d)      If the indemnification provided for in this Section
2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by an Investor hereunder exceed the proceeds from the offering received by such Investor.

                  (e) The obligations of the Company and Investor under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.10. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by an Investor to a transferee or assignee of Registrable Securities which (i) is a subsidiary, affiliate, parent, general partner, limited partner or retired partner of an Investor, (ii) is an Investor's family member or trust for the benefit of an individual Investor, or (iii) acquires at least fifty thousand (50,000) shares of

Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (l0) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Amended and Restated Agreement.

         2.11.    Amendment of Registration Rights. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding at least two-thirds of the Registrable Securities then outstanding and, to the extent that any such amendment would adversely affect the UniPhy Founders, the written consent of the Investor's holding at least two-thirds of the Registrable Securities held by the UniPhy Founders. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Investor and the Company. By acceptance of any benefits under this Section 2, Investors of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.12. Limitation on Subsequent Registration Rights. After the date of this Amended and Restated Agreement, the Company shall not, without the prior written consent of the Investors holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Investors hereunder; provided, however, only the prior written consent of the Investors holding a majority of the Registrable Securities is required for the Company to enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Investors in
Section 2.2 of this Amended and Restated Agreement.

         2.13. "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (a) such agreement shall apply only to the Company's Initial Offering; and

                  (b) all other holders of the Company's securities enter into similar agreements.

         The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.14. Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities and Founders' Stock to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as an Investor owns any Registrable Securities, furnish to such Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.       Covenants of the Company.

         3.1.     Basic Financial Information and Reporting.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (c) So long as a UniPhy Preferred Shareholder or ARC Key Shareholder (with its affiliates) shall own not fewer than 110,000 shares of Registrable Securities (as adjusted for splits and combinations) (a "Major Investor") the Company will furnish each such Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (d) The Company will furnish each Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each calendar quarter, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarter, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with such generally accepted accounting principles consistently applied, with the exception that no notes need to be attached to such statements and year-end audit adjustments may not have been made.

         3.2. Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3. Stock Vesting. The Company hereby agrees that all future issuances of shares of capital stock and stock option grants to directors, employees or consultants shall be subject to the approval of the Compensation Committee of the Board of Directors of the Company.

         3.4. Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. ss. 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. ss. 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         3.5. Conduct of Business. Unless a majority of the non-management members of the Company's Board of Directors otherwise approve, which approval shall not be withheld except in good faith and upon reasonable grounds, the Company shall not acquire all or any significant portion of the assets of any other person or dispose of any assets of the Company (including without limitation the assets of any subsidiary of the Company) in excess of $1,000,000.

         3.6. Independent Auditor. Prior to the Initial Offering, the Company shall not change its independent auditors from Ernst & Young, LLP, except to a "Big Five Firm," without the consent of at least two-thirds (2/3) of the members of the Board of Directors of the Company.

         3.7. Observer Rights. Prior to the Initial Offering, any person who owns at least five percent (5%) of the outstanding shares of Registrable Securities and does not have a representative on the Board of Directors of the Company shall have the right to attend, or send a representative to attend, any meeting of the Board of Directors or a committee thereof.

         3.8. ERISA Plan. Throughout the existence of any ERISA plan of the Company, the Company shall meet the minimum funding standards required by ERISA and, prior to an Initial Offering, the Company shall send to each Major Investor a copy of any notice of a "reportable event," as defined in ERISA.

         3.9. Merger, Consolidation or Reorganization. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree to assume the registration rights obligations of the Company provided in Section 2 of this Amended and Restated Agreement.

         3.10. Termination of Covenants. All covenants of the Company contained in Section 3 of this Amended and Restated Agreement shall expire and terminate upon the closing of the Initial Offering.

4.       Anti-Dilution Rights and Rights of First Refusal.

         4.1. Issuance of Additional Shares on Certain Dilutive Issues. In the event that, at any time prior to the closing of the Initial Offering, the consideration per share (determined pursuant to Section 4.1.4 below) for any Additional Share of Common Stock (as defined below) issued or deemed to be issued by the Company (the "Anti-Dilution Price") is less than the average price per share of the shares of Common Stock (or Preferred Stock that was converted to Common Stock) owned by each Investor identified on Exhibit A hereto as an anti-dilution Investor (the "Anti-Dilution Investors") at the time of the issuance giving rise to the issuance of additional shares pursuant to this
Section 4.1 (the "Average Original Price"), then the Company shall issue to the Anti-Dilution Investors additional shares of Common Stock subject to the following provisions;

                  4.1.1 Definitions. For purposes of this Section 4.1, the following definitions apply:

                           (i)      "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below); except for (a) options to purchase shares of Common Stock granted under any stock option plans of the Company in effect prior to the date of this Amended and Restated Agreement or approved by two-thirds of the Board of Directors and by the shareholders of the Company ("Plan Options"), provided that the aggregate number of shares reserved for issuance under all such option plans does not exceed 10% of the then outstanding Common Stock;

                           (ii)     "Convertible Securities" shall mean any
evidences of indebtedness, shares of stock or other securities convertible into or exchangeable for Common Stock;

                           (iii)    "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 4.1.2 below) by the Company after the date of this Agreement, other than shares of Common Stock issued or issuable (a) upon the exercise of any Plan Options; (b) in connection with the acquisition of assets or equity interests in another corporation, partnership, or other type of legal entity by the Company which is approved by the Company's Board of Directors and a majority of the Directors elected by the Investors; or (c) in the next equity financing of the Company subsequent to the date hereof (the "Subsequent Financing").

                  4.1.2 Issuance of Options and Convertible Securities. In the event the Company at any time or from time to time after the date hereof shall issue any

Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options and/or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4.1.4 below) of such Additional Shares of Common Stock would be less than the Average Original Price in effect on the date of and immediately prior to such issue or record date.

                  4.1.3 Issuance of Additional Shares of Common Stock to Anti-Dilution Investors Upon Issuance of Additional Shares of Common Stock. In the event that the Company at any time after the date hereof shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.1.2 above), without consideration or for a consideration per share less than the Average Original Price, the Company shall issue to each Anti-Dilution Investor without further consideration, that number of Additional Shares of Common Stock equal to the result obtained by (a) dividing (i) the number of shares of Common Stock held by such Anti-Dilution Investor immediately prior to the issuance giving rise to the issuance of additional shares pursuant to this Section 4.1 multiplied by its Average Original Price by (ii) the Anti-Dilution Price per share consideration received (or deemed to have been received pursuant to Section 4.1.2 above) by the Company for the Additional Shares of Common Stock and (b) subtracting from the quotient the number of shares of Common Stock held by each Anti-Dilution Investor immediately prior to the issuance giving rise to the issuance of additional shares pursuant to this Section 4.1.

                  4.1.4 Determination of Consideration. The consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (i)      Cash, Property, and Other Consideration.
Such consideration shall:

                           (A) insofar as it consists of cash, be computed as the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                           (B)      insofar as it consists of property,
         services, or other consideration other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                           (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of the consideration so received in respect of the issuance of such Additional Shares of Common Stock, as is determined in good faith by the Board of Directors, computed as provided in clauses (A) and (B) above.

                           (ii)     Options and Convertible Securities. The
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Company, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

                  4.1.5 Notice of and Certificates Representing Issuance of Additional Shares. In each case of any adjustment or readjustment pursuant to the provisions hereof, the Company shall forthwith notify the Anti-Dilution Investors of each such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and shall, together with such notice, deliver to the Anti-Dilution Investors certificates representing the additional shares of Common Stock issued to each such Anti-Dilution Investor.

                  4.1.6 No Fractional Shares. If any adjustment pursuant hereto would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of additional shares issuable hereunder shall be the next higher number of shares, rounding all fractions upward.

         4.2.     Right of First Refusal.

                  4.2.1 Subsequent Offerings. Each UniPhy Preferred Shareholder and ARC Key Shareholder (for purposes of this Section 4.2, the "First Refusal Investors") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Amended and Restated Agreement, other than the Equity Securities excluded by Section 4.5 hereof. Each First Refusal Investor's pro rata share is equal to the ratio of
(A) the number of shares of the Company's Common Stock of which such First Refusal Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security or (iv) any such warrant or right.

                  4.2.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each First Refusal Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each First Refusal Investor shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any First Refusal Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

                  4.2.3 Issuance of Equity Securities to Other Persons. If not all of the First Refusal Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such First Refusal Investors the right to acquire such unsubscribed shares. Each such First Refusal Investor shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the First Refusal Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the First Refusal Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the First Refusal Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the First Refusal Investors in the manner provided above.

         4.3. Termination of Anti-Dilution Rights and Rights of First Refusal. The anti-dilution rights and rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the closing of, an Initial Offering.

         4.4. Transfer of Anti-Dilution Rights and Rights of First Refusal. The anti-dilution rights and rights of first refusal of each Anti-Dilution Investor or First Refusal Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

         4.5. Excluded Securities. The anti-dilution rights and rights of first refusal established by this Section 4 shall have no application to the issuance of any of the following Equity Securities:

                  (a) up to an aggregate amount of 14,000,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) (as adjusted for any stock dividends, combinations or splits with respect to such shares) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Amended and Restated Agreement, options and warrants outstanding as of the date of this Amended and Restated Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Amended and Restated Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of Common Stock issued in the Subsequent Financing; or

                  (f) with regard to the rights of first refusal, shares of Common Stock issued in connection with the anti-dilution right provided in
Section 4.1 hereof.

         4.6. Excluded Transaction. The rights of first refusal established by this Section 4 shall have no application to First Refusal Investors who do not qualify as "accredited investors" as such term is defined in Regulation D under the Securities Act if the Board of Directors has determined that the offering which would give rise to such right of first refusal shall be made only to accredited investors for purposes of meeting the requirement of an exemption to registration under the Securities Act.

         5. Termination of ARC Amended and Restated Shareholders Agreement. Pursuant to Section 14.1 of the ARC Amended and Restated Shareholders Agreement, ARC and the ARC Key Shareholders hereby terminate the ARC Amended and Restated Shareholders Agreement and waive and relinquish any rights they have thereunder to consent to the Merger; to exercise a right of first refusal or co-sale; to demand registration of securities; or otherwise.

         6.       Miscellaneous.

         6.1. Governing Law. This Amended and Restated Agreement shall be governed by and construed under the laws of the State of California.

         6.2. Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.4. Severability. In case any provision of this Amended and Restated Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.5.     Amendment and Waiver.

                  (a) Except as otherwise expressly provided, this Amended and Restated Agreement may be amended or modified only upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders; provided, however,
(i) with respect to provisions of this Amended and Restated Agreement applicable only to the UniPhy Preferred Shareholders and the ARC Key Shareholders, such provisions may be amended and modified solely upon the written consent of the Company and the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and (ii) with respect to provisions of this Amended and Restated Agreement applicable only to

UniPhy Founders, such provisions may be amended and modified solely upon the written consent of the Company and the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Investors under this Amended and Restated Agreement may be waived only with the written consent of the Company's Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders provided, however, (i) with respect to the rights held only by the UniPhy Preferred Shareholders and the ARC Key Shareholders, such rights may be waived solely upon the written consent of the holders of at least seventy-five percent (75%) of the holders of Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and, (ii) with respect to the rights held only by the UniPhy Founders, such rights may be waived solely upon the written consent of the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders.

                  (c) Notwithstanding the foregoing, this Amended and Restated Agreement may be amended with only the written consent of the Company to include additional purchasers of Common Stock of the Company as "Investors" and parties hereto.

         6.6. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Investor, upon any breach, default or noncompliance of the Company under this Amended and Restated Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Investor's part of any breach, default or noncompliance under this Amended and Restated Agreement or any waiver on such Investor's part of any provisions or conditions of this Amended and Restated Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Amended and Restated Agreement, by law, or otherwise afforded to Investors, shall be cumulative and not alternative.

         6.7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         6.8. Attorneys' Fees. In the event that any dispute among the parties to this Amended and Restated Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Amended and Restated Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.9. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Amended and Restated Agreement.

         6.10. Pronouns. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         6.11. Counterparts. This Amended and Restated Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.12. Entire Agreement. This Amended and Restated Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, including, without limitation, the Investor Rights Agreement among the Company and the persons named therein dated April 16, 1998.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

UNIPHY HEALTHCARE, INC.



/s/ Richard E. Francis, Jr.
--------------------------------------------
By:  Richard E. Francis, Jr.
     ---------------------------------------
Its: President and Chief Executive Officer
     ---------------------------------------

INVESTORS:

UNIPHY PREFERRED SHAREHOLDERS:

ABS Capital Partners, L.P.



/s/ ABS Partners, LP
--------------------------------------------
By: Frederick L. Bryant
    ----------------------------------------
Title: General Partner
       -------------------------------------


/s/ Clifford G. Adlerz
--------------------------------------------
Clifford G. Adlerz



/s/ Randy W. Cook
--------------------------------------------
Randy W. Cook



/s/ Paul Davis
--------------------------------------------
Paul Davis



/s/ Richard E. Francis, Jr.
--------------------------------------------
Richard E. Francis, Jr.



/s/ R. Dale Kennedy
--------------------------------------------
R. Dale Kennedy



/s/ Tod Lambert
--------------------------------------------
Tod Lambert

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

MARTIN INVESTMENT PARTNERSHIP II

/s/ Charles N. Martin, Jr
--------------------------------------------
By: Charles N. Martin
    ----------------------------------------
Title:
       -------------------------------------



/s/ Kenneth C. Mitchell
--------------------------------------------
Kenneth C. Mitchell

PACIFIC VENTURE GROUP, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner



/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member

PVG ASSOCIATES, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner



/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member



/s/ Patrick R. Rooney
--------------------------------------------
Patrick R. Rooney



/s/ Teresa F. Sparks
--------------------------------------------
Teresa F. Sparks



/s/ Gregg Stanley
--------------------------------------------
Gregg Stanley



/s/ Anthony Taparo
--------------------------------------------
Anthony Taparo

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

ARC KEY SHAREHOLDERS:

ARTHUR S. DEMOSS FOUNDATION



/s/ Robert G. DeMoss
--------------------------------------------
By: Robert G. DeMoss
    ----------------------------------------
Title: President
       -------------------------------------



/s/ Jerry M. Eyler
--------------------------------------------
Jerry M. Eyler

FIRST AVENUE PARTNERS, L.P.



/s/ Front Street, LLC, General Partner
--------------------------------------------
By: David M. Wilds
    ----------------------------------------
Title: Managing Member
       -------------------------------------



/s/ William H. Freeman
--------------------------------------------
William H. Freeman



J. Michael Gould
--------------------------------------------
J. Michael Gould

HEALTH TECH AFFILIATES, INC.



/s/ Robert S. Gordon
--------------------------------------------
By: Robert S. Gordon
    ----------------------------------------
Title: Vice President
       -------------------------------------

HLM/CB FUND, L.P.



--------------------------------------------
By:
    ----------------------------------------
Title:
       -------------------------------------

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

HLM PARTNERS VII, L.P.



--------------------------------------------
By:
    ----------------------------------------
Title:
       -------------------------------------



/s/ W. Lawrence Hough
--------------------------------------------
W. Lawrence Hough

PIPER JAFFRAY, INC.

By:
    ----------------------------------------
Title:
       -------------------------------------



/s/ B. Max Lauderdale
--------------------------------------------
B. Max Lauderdale



/s/ Charles N. Martin, Jr.
--------------------------------------------
Charles N. Martin, Jr.



/s/ Charles T. Neal
--------------------------------------------
Charles T. Neal



--------------------------------------------
Richard Panek



/s/ Thomas Patten
--------------------------------------------
Thomas Patten



/s/ Keith B. Pitts
--------------------------------------------
Keith B. Pitts



/s/ Gary J. Prosterman
--------------------------------------------
Gary J. Prosterman

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

RICHLAND VENTURES II, L.P.

/s/ Jack Tyrrell
--------------------------------------------
By: Jack Tyrrell
    ----------------------------------------
Title: Managing Partner
       -------------------------------------



/s/ Ann R. Schaaf
--------------------------------------------
Ann R. Schaaf

        SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP
         By: South Atlantic Private Equity Partners IV, Limited Partnership, its General Partner



                 /s/ Donald W. Burton
                 --------------------------------------------
                 By: Donald W. Burton
                     ----------------------------------------
                 Title: Partner
                        -------------------------------------

SOUTH ATLANTIC PRIVATE EQUITY FUND IV, L.P.
         By: South Atlantic Private Equity Partners IV, Limited Partnership, its General Partner



                 /s/ Donald W. Burton
                 --------------------------------------------
                 By: Donald W. Burton
                     ----------------------------------------
                 Title: Partner
                        -------------------------------------



/s/ Cal Turner, Jr.
--------------------------------------------
Cal Turner, Jr.



/w/ William V.B. Webb
--------------------------------------------
William V.B. Webb

WW TWO, L.P.



--------------------------------------------
By:
    ----------------------------------------
Title:
       -------------------------------------

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

/s/ James A. Webb, III
--------------------------------------------
James A. Webb, III

UNIPHY FOUNDERS:



/s/ Peter Davidson
--------------------------------------------
Peter Davidson



/s/ Shannon W. Fiser
--------------------------------------------
Shannon W. Fiser

THE FRANCIS IRREVOCABLE TRUST, ANN FRANCIS, TRUSTEE



/s/ Richard E. Francis, Jr.
--------------------------------------------
By: Richard E. Francis, Jr.
    ----------------------------------------
Title:
       -------------------------------------



/s/ Victor Giovanetti
--------------------------------------------
Victor Giovanetti



/s/ George M. Goodwin
--------------------------------------------
George M. Goodwin



/s/ Marlene D. Kelley
--------------------------------------------
Marlene D. Kelley



/s/ H. Edward Kleine III
--------------------------------------------
H. Edward Kleine III



/s/ Darrell Naish
--------------------------------------------
Darrell Naish



/s/ Richard Panek
--------------------------------------------
Richard Panek

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

/s/ Vickie R. Warren
--------------------------------------------
Vickie R. Warren

       SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR'S RIGHT AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

UNIPHY PREFERRED SHAREHOLDERS

ABS Capital Partners, L.P.*
Clifford G. Adlerz*
Randy W. Cook*
Paul Davis*
Richard E. Francis, Jr.*
R. Dale Kennedy*
Tod Lambert
Martin Investment Partnership II*
Kenneth C. Mitchell*
Pacific Venture Group, L.P.*
PVG Associates, L.P.*
Patrick R. Rooney*
Teresa F. Sparks*
Gregg Stanley*
Anthony Taparo*

ARC KEY SHAREHOLDERS

Arthur S. Demoss Foundation*
Jerry M. Eyler*
First Avenue Partners, L.P.*
William H. Freeman
J. Michael Gould
Health Tech Affiliates, Inc.
HLM/CB Fund, L.P.*
HLM Partners VII, L.P.*
W. Lawrence Hough
Piper Jaffray, Inc.*
B. Max Lauderdale
Charles N. Martin, Jr.*
Charles T. Neal*
Thomas Patten
Keith B. Pitts
Gary J. Prosterman
Richland Ventures II, L.P.*
Ann R. Schaaf
South Atlantic Private Equity Fund IV (QP)*

*  Anti-Dilution Investor

South Atlantic Private Equity Fund
IV, L.P.*
Cal Turner, Jr.*
William V.B. Webb*
WW Two, L.P.*
James A. Webb, III

UNIPHY FOUNDERS

Peter Davidson
Shannon W. Fiser
The Francis Irrevocable Trust, Ann Francis, Trustee*
Victor Giovanetti
George M. Goodwin
Marlene D. Kelley
H. Edward Kleine III
Darrell Naish
Richard Panek
Vickie R. Warren